                                                                    Exhibit 23.2

[SH&E LOGO OMITTED]                            SIMAT, HELLIESEN & EICHNER, INC.
                                               90 Park Avenue
                                               New York, New York 10016
                                               t + 1-212-656-9231
                                               f + 1-212-471-5931
                                               email: cgmedland@sh-e.com
November 9, 2006

JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375

     Re:  Final Prospectus Supplement, dated November 7, 2006, to the
          -----------------------------------------------------------
          Prospectus dated June 30, 2006 included in Registration Statement
          -----------------------------------------------------------------
          No. 333-135545 of JetBlue Airways Corporation
          ---------------------------------------------

Ladies and Gentlemen:

     We consent to the use of the report, dated as of October 24, 2006, prepared by us with respect to the spare parts referred to in the Final Prospectus
Supplement referred to above, to the summary of such report in the text under the headings "Prospetus Supplement Summary-Collateral", "Risk Factors-Risk
Factors Relating to the Certificates and the Offering" and "Description of the
Appraisal" in such Final Prospectus Supplement and to the references to our name under the headings "Prospectus Supplement Summary-Collateral", "Risk
Factors-Risk Factors Relating to the Certificates and the Offering",
"Description of the Appraisal" and "Experts" in such Final Prospectus
Supplement.

                                              Sincerely,

                                              SIMAT, HELLIESEN & EICHNER, INC

                                              /s/ Clive G. Medlan
                                              -------------------------------
                                              Name: Clive G. Medland
                                              Title: Senior Vice President